As filed with the Securities and Exchange Commission on August 1, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LifePoint Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1538254
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

330 Seven Springs Way
Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

LifePoint Health, Inc. Amended and Restated 2013 Long-Term Incentive Plan

(Full title of the plan)

Jennifer C. Peters, Esq.

Senior Vice President, General Counsel and Corporate Secretary

LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

(Name and address of agent for service)

(615) 920-7000

(Telephone number, including area code, of agent for service)

Copy to:

David R. Clay

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

(615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
LifePoint Health, Inc. Amended and Restated 2013 Long-Term Incentive Plan Common Stock, $0.01 par value	1,720,601	$60.03	$103,287,678.03	$11,972.00

(1)                      Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of common stock that become issuable under the Amended and Restated 2013 Long-Term Incentive Plan by reason of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event that affects the shares of common stock of or by the registrant, which results in an increase in the number of the registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under the Amended and Restated 2013 Long-Term Incentive Plan.

(2)                      Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is calculated as the average of the high and low selling prices, as reported on the NASDAQ Global Select Market, of the common stock of the registrant as of July 31, 2017, a date within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

LifePoint Health, Inc. (the “Company”) hereby files this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 1,720,601 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to awards granted under the LifePoint Health, Inc. 2013 Long-Term Incentive Plan, as amended and restated effective June 6, 2017 (the “Plan”).  The contents of the Company’s Registration Statements on Form S-8 registering shares of Common Stock issuable pursuant to the Plan and filed with the Securities and Exchange Commission on July 29, 2013 (Registration Statement No. 333-190219) and October 30, 2015 (Registration Statement No. 333-207701) are hereby incorporated herein by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise indicated, are incorporated herein by reference and made a part hereof:

(a)         The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(b)         The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017;

(c)          The Company’s Current Reports on Form 8-K filed on February 16, 2017, June 9, 2017 and June 16, 2017; and

(d)         Description of the Company’s Common Stock included in the Registration Statement on Form 10/A (Reg. No. 000-51251) filed by the Company under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Exhibit
Number	Description of Exhibits

4.1

Amended and Restated Certificate of Incorporation of LifePoint Health, Inc., as amended (incorporated by reference from exhibits to the LifePoint Health, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, File No. 000-51251)

4.2

Seventh Amended and Restated By-Laws of LifePoint Health, Inc. (incorporated by reference from exhibits to the LifePoint Health, Inc. Current Report on Form 8-K filed November 3, 2016, File No. 000-51251)

4.3

Form of Specimen Stock Certificate (incorporated by reference from exhibits to the Registration Statement on Form S-4, as amended, filed by LifePoint Health, Inc. on October 25, 2004, File No. 333-119929)

5	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)

99

LifePoint Health, Inc. Amended and Restated 2013 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Health, Inc. Proxy Statement filed April 25, 2017, File No. 000-51251)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brentwood, state of Tennessee, on August 1, 2017.

LIFEPOINT HEALTH, INC.

By:	/s/ Jennifer C. Peters
Jennifer C. Peters
Senior Vice President, General Counsel and Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Coggin and Jennifer C. Peters, and both or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ William F. Carpenter III	Chief Executive Officer and Chairman of the Board of Directors	August 1, 2017
William F. Carpenter III
(Principal Executive Officer)

/s/ Michael S. Coggin	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 1, 2017
Michael S. Coggin

/s/ Kermit R. Crawford	Director	August 1, 2017
Kermit R. Crawford

/s/ Richard H. Evans	Director	August 1, 2017
Richard H. Evans

/s/ Michael P. Haley	Director	August 1, 2017
Michael P. Haley

/s/ Marguerite W. Kondracke	Director	August 1, 2017
Marguerite W. Kondracke

SIGNATURE	TITLE	DATE

/s/ John E. Maupin, Jr.	Director	August 1, 2017
John E. Maupin, Jr.

/s/ Jana R. Schreuder	Director	August 1, 2017
Jana R. Schreuder

/s/ Reed V. Tuckson, M.D.	Director	August 1, 2017
Reed V. Tuckson, M.D.

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits

4.1

Amended and Restated Certificate of Incorporation of LifePoint Health, Inc., as amended (incorporated by reference from exhibits to the LifePoint Health, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, File No. 000-51251)

4.2

Seventh Amended and Restated By-Laws of LifePoint Health, Inc. (incorporated by reference from exhibits to the LifePoint Health, Inc. Current Report on Form 8-K filed November 3, 2016, File No. 000-51251)

4.3

Form of Specimen Stock Certificate (incorporated by reference from exhibits to the Registration Statement on Form S-4, as amended, filed by LifePoint Health, Inc. on October 25, 2004, File No. 333-119929)

5	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)

99

LifePoint Health, Inc. Amended and Restated 2013 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Health, Inc. Proxy Statement filed April 25, 2017, File No. 000-51251)